                                                                      EXHIBIT 11

                   TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
            COMPUTATION OF EARNINGS (LOSS) PER SHARE OF COMMON STOCK

                                               YEARS ENDED DECEMBER 31,
                                          ------------------------------------
                                             1996         1995        1994
                                          -----------  ----------- -----------
                                            (MILLIONS EXCEPT SHARE AMOUNTS)
COMPUTATION FOR STATEMENTS OF INCOME
  Primary Earnings Per Share (average
   shares outstanding):
    Income from continuing operations.... $       218  $       258 $       238
    Income from discontinued operations,
     net of income tax...................         428          477         214
                                          -----------  ----------- -----------
    Income before extraordinary loss.....         646          735         452
    Extraordinary loss, net of income
     tax.................................        (236)          --          (5)
                                          -----------  ----------- -----------
    Income before cumulative effect of
     change in accounting principle......         410          735         447
    Cumulative effect of change in
     accounting principle, net of income
     tax.................................          --           --         (39)
                                          -----------  ----------- -----------
    Net income...........................         410          735         408
    Preferred stock dividends............          12           12          12
                                          -----------  ----------- -----------
    Net income to common stock........... $       398  $       723 $       396
                                          ===========  =========== ===========
    Average shares of common stock
     outstanding(a)(b)................... 170,635,277  173,995,941 180,084,909
                                          ===========  =========== ===========
    Earnings (loss) per average share of
     common stock:
      Continuing operations.............. $      1.28  $      1.48 $      1.32
      Discontinued operations............        2.43         2.68        1.13
      Extraordinary loss.................       (1.38)          --        (.03)
      Cumulative effect of change in
       accounting principle..............          --           --        (.22)
                                          -----------  ----------- -----------
                                          $      2.33  $      4.16 $      2.20
                                          ===========  =========== ===========
ADDITIONAL COMPUTATIONS(C)
  Net income to common stock, per above.. $       398  $       723 $       396
                                          ===========  =========== ===========
  Primary Earnings Per Share (including
   common stock equivalents):
    Average shares of common stock
     outstanding(a)(b)................... 170,635,277  173,995,941 180,084,909
    Incremental common shares applicable
     to common stock options based on the
     common stock daily average market
     price during the year...............     400,403       64,329      74,087
    Incremental common shares applicable
     to performance units based upon the
     attainment of specified goals.......          --       27,625          --
                                          -----------  ----------- -----------
    Average common shares, as adjusted... 171,035,680  174,087,895 180,158,996
                                          ===========  =========== ===========
    Earnings (loss) per average share of
     common stock (including common stock
     equivalents):
      Continuing operations.............. $      1.28  $      1.48 $      1.32
      Discontinued operations............        2.43         2.68        1.13
      Extraordinary loss.................       (1.38)          --        (.03)
      Cumulative effect of change in
       accounting principle..............          --           --        (.22)
                                          -----------  ----------- -----------
                                          $      2.33  $      4.16 $      2.20
                                          ===========  =========== ===========
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
  Fully Diluted Earnings Per Share:
    Average shares of common stock
     outstanding(a)(b)................... 170,635,277  173,995,941 180,084,909
    Incremental common shares applicable
     to common stock options based on the
     more dilutive of the common stock
     ending or average market price
     during the year.....................     465,998       94,418      75,223
    Average common shares issuable
     assuming conversion of Tenneco Inc.
     10% loan stock......................          --           --      41,356
    Incremental common shares applicable
     to performance units based upon the
     attainment of specified goals.......          --       27,625          --
                                          -----------  ----------- -----------
    Average common shares assuming full
     dilution............................ 171,101,275  174,117,984 180,201,488
                                          ===========  =========== ===========
    Fully diluted earnings (loss) per
     average share, assuming conversion
     of all applicable securities:
      Continuing operations.............. $      1.28  $      1.48 $      1.32
      Discontinued operations............        2.43         2.68        1.13
      Extraordinary loss.................       (1.38)          --        (.03)
      Cumulative effect of change in
       accounting principle..............          --           --        (.22)
                                          -----------  ----------- -----------
                                          $      2.33  $      4.16 $      2.20
                                          ===========  =========== ===========

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NOTES:
(a) In 1992, 12,000,000 shares of common stock were issued to the Tenneco Inc. Stock Employee Compensation Trust ("SECT"). Shares of common stock issued to a related trust are not considered to be outstanding in the computation of average shares of common stock until the shares are utilized to fund the obligations for which the trust was established. During each of the years ended December 31, 1996, 1995 and 1994, the SECT utilized 4,358,084, 2,697,770 and 2,464,721 shares, respectively.
(b) For purposes of computing earnings per share, Series A preferred stock was converted into common stock under the Contingent Share method. The above computation includes 8,935,175 shares of Series A preferred stock which were converted into 17,342,763 shares of common stock. In December 1994, all of the outstanding shares of Series A preferred stock were converted into Tenneco Inc. common stock. The inclusion of Series A preferred stock in the computation of earnings per share was antidilutive for the year and certain quarters in 1994.
(c) These calculations are submitted in accordance with Securities and Exchange Commission requirements although not required by Accounting Principles Board Opinion No. 15 because they result in dilution of less than 3%.